                                                                  EXHIBIT 10(kk)

                            HEWLETT-PACKARD COMPANY
                        RESTRICTED STOCK UNIT AGREEMENT

     THIS AGREEMENT, dated as of July 17, 1999 ("Grant Date") by and between Hewlett-Packard Company, a Delaware Corporation ("Company"), and 00547500 Carleton S. Fiorina ("Employee"), is entered into as follows:

     WHEREAS, the Company has established the Hewlett-Packard Company 1995 Incentive Stock Plan ("Plan"), a copy of which can be found on the Stock Options Web Site at: http://hpweb.corp.hp.com/publish/hwp/stock/stok_opt.htm or by written or telephonic request to the Company Secretary, and which Plan made a part hereof; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company ("Committee") determined that the Employee be granted stock units subject to the restrictions stated below, as reflected in the terms and conditions contained in the Employment Agreement by and between the Employee and the Company made as of July 17, 1999 (the "Employment Agreement") and as hereinafter set forth;

     NOW, THEREFORE, the parties hereby agree as follows:

1.   Grant of Units.

     Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby credits to a separate account maintained on the books of the Company ("Account") 290,000 units ("Units"). On any date, the value of each Unit shall equal the fair market value of a share of the Company's $1.00 par value Common Stock ("Stock"). For purposes of this Agreement, "fair market value" shall be deemed to be the mean of the highest and lowest quoted selling prices for a share of Stock on that date as reported on The New York Stock Exchange Composite Tape.

2.   Vesting Schedule.

     The interest of the Employee in the Units shall vest as to one-third of such Units on the first anniversary of the Grant Date, and as to an additional one-third on each succeeding anniversary date, so as to be 100% vested on the third anniversary thereof, conditioned upon the Employee's continued employment with the Company as of each vesting date. Notwithstanding the foregoing, the interest of the Employee in the Units shall vest as to:

          (a) 100% of the then unvested Units upon the Employee's termination of employment due to death, a "Disability Termination" (as defined in the Employment Agreement), involuntary termination by the Company other than for "Cause" (as defined in the Employment Agreement) or voluntary termination by the Employee for "Good Reason" (as defined in the Employment Agreement); or

          (b) 100% of the then unvested Units upon a "Change of Control" (as defined in the Employment Agreement).

3.   Restrictions.

          (a) The Units granted hereunder may not be sold, pledged or otherwise transferred and may not be subject to lien, garnishment, attachment or other legal process. The period of time between the date hereof and the date the Units become vested is referred to herein as the "Restriction Period."

          (b) If the Employee's employment with the Company is terminated by the Company for Cause or voluntarily by the Employee (other than for Good Reason), the balance of the Units subject to the provisions of this Agreement which have not vested at the time of the Employee's termination of employment shall be forfeited by the Employee.

4.   Dividends.

     If on any date the Company shall pay any dividend on the Stock (other than a dividend payable in Stock), the number of Units credited to the Employee's Account shall as of such date be increased by an amount equal to: (a) the product of the number of Units credited to the Employee's Account as of the record date for such dividend, multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Company), divided by (b) the fair market value of a share of Stock on the payment date of such dividend. In the case of any dividend declared on Stock which is payable in Stock, the number of Units credited to the Employee shall be increased by a number equal to the product of (x) the aggregate number of Units that have been credited to the Employee's Account through the related dividend record date, multiplied by (y) the number of shares of Stock (including any fraction thereof) payable as a dividend on a share of Stock.

5.   Changes in Stock.

     In the event of any change in the number and kind of outstanding shares of Stock by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the Stock (other than a dividend payable in Stock) the Company shall make an appropriate adjustment in the number and terms of the Units credited to the Employee's Account so that, after such adjustment, the Units shall represent a right to receive the same consideration (or if such consideration is not available, other consideration of the same value) that the Employee would have received in connection with such recapitalization, reorganization, merger, consolidation, stock split or any similar change if she had owned on the applicable record date a number of shares of Stock equal to the number of Units credited to the Employee's Account prior to such adjustment.

6.   Form and Timing of Payment.

     On the first to occur of the following, the Company shall pay to the Employee a number of shares of Stock equal to the aggregate number of vested Units credited to the Employee as of such date:

     (a)  The fifth anniversary of the Grant Date;

     (b)  The first date on which occurs a Change of Control; or

     (c)  The date of the Employee's termination of employment for any reason.

7.   Disability Termination of Employee.

     In the event of a Disability Termination of the Employee, any unpaid but vested Units shall be paid to the Employee if legally competent or to a legally designated guardian or representative if the Employee is legally incompetent.

8.   Death of Employee.

     In the event of the Employee's death after the vesting date but prior to the payment of the Units, said Units shall be paid to the Employee's estate or designated beneficiary.

9.   Taxes.

     The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Units hereunder. The Employee may elect to satisfy such withholding tax obligation by having the Company retain Stock having a fair market value equal to the Company's minimum withholding obligation.

10.  Miscellaneous.

          (a) All amounts credited to the Employee's Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company. The Employee's interest in the Account shall make her only a general, unsecured creditor of the Company.

          (b The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

          (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at her address then on file with the Company.

          (d) Neither the Plan nor this Agreement nor any provisions under either shall be construed so as to grant the Employee any right to remain in the employ of the Company.

          (e) This Agreement and the Employment Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

                                   HEWLETT-PACKARD COMPANY

                                   By  /s/ Susan P. Orr
                                       ----------------
                                       Susan P. Orr
                                       Chairman of the Compensation Committee

                                   By  /s/ Ann Baskins
                                       ---------------
                                       Ann Baskins
                                       Associate General Counsel

     RETAIN THIS AGREEMENT FOR YOUR RECORDS

                                      -2-